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                                                                Exhibit 99.11(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-34502 on Form N-1A of our report dated December 12, 1996, on the financial statements and financial highlights of MFS World Total Return and MFS Utilities Fund included in the 1996 Annual Report to Shareholders.



                                             Ernst & Young LLP
                                             --------------------
                                             Ernst & Young LLP


Boston, Massachusetts
February 24, 1997